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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mac-Gray Corporation, Mac-Gray Services, Inc. and Intirion Corporation of our report dated February 25, 2005, except for Notes 6 and 14, as to which the date is July 29, 2005 and Note 19, at to which the date is October 3, 2005 relating to the financial statements and financial statement schedule, which appears in Mac-Gray Corporation's Current Report on Form 8-K dated October 3, 2005. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Mac-Gray" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 3, 2005

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EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM